UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 28, 2011

Shiloh Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21964	51-0347683
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

880 Steel Drive, Valley City, Ohio 44280

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(330) 558-2600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2011, Shiloh Industries Inc. (the “Company”), named Paul Harland as Vice President – Manufacturing Operations. Most recently he served as Vice President of Engineering, Quality Assurance and Purchasing with NISCO, a joint venture of Cooper Standard Automotive, Inc. and Nishikawa Rubber Company of Japan (a manufacturer of weather strip for the automotive industry, primarily Japanese OEMs). Mr. Harland was with NISCO for the past 10 years. Mr. Harland is 52 years old. There are no arrangements or understandings with respect to Mr. Harland’s appointment as Vice President – Manufacturing Operations with any person other than an understanding with the Company regarding compensation/benefits. The Company has not entered into an employment agreement with Mr. Harland, and he will serve at the pleasure of the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2011	SHILOH INDUSTRIES, INC.

	By:	/s/ Thomas M. Dugan
		Name:	Thomas M. Dugan
		Title:	Vice President Finance and Treasurer